Exhibit 10.8

RESOURCES CONNECTION, INC.

2014 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

1. Restricted Stock Subject to 2014 Performance Incentive Plan. The award of shares of restricted stock (the “Award”) of Resources Connection, Inc. (the “Corporation”) referred to in the attached Notice of Grant of Restricted Stock (the “Notice”) was awarded under the Resources Connection, Inc. 2014 Performance Incentive Plan (the “Plan”). The holder of the restricted stock subject to the Award (the “Restricted Stock”) is referred to herein as the “Participant.” The Restricted Stock is subject to the terms and provisions of the Notice, these Restricted Stock Award Terms and Conditions (these “Terms”), and the Plan. (The Notice and these Terms are referred to collectively as the “Award Agreement.”) To the extent any information in the Notice, the prospectus for the Plan, or other information provided by the Corporation conflicts with the Plan and/or these Terms, the Plan or these Terms, as applicable, shall control. To the extent any terms and provisions in these Terms conflict with the terms and provisions of the Plan, the Plan shall control. Capitalized terms not defined herein have the meanings set for in the Plan.

2. Vesting. Subject to Section 8 below, the Award shall vest, and restrictions (other than those set forth in Section 8.1 of the Plan) shall lapse as set forth in the Notice and these Terms. The Board reserves the right to accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, deems appropriate and any such acceleration shall be effective only when set forth in a written instrument executed by an officer of the Corporation.

3. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition of the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

4. Dividend and Voting Rights. After the Award Date, the Participant shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock subject to the Award even though such shares are not vested, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Section 8 below.

5. Restrictions of Transfer. Prior to the time that they have become vested pursuant to this Award Agreement or Section 7 of the Plan, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 9 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to transfers to the Corporation.

6. Stock Issuance. The Corporation will generally issue the shares of Restricted Stock in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement, although the Corporation shall have discretion to issue such shares in certificate form. In the event that certificates are ever issued for the Restricted Stock, such certificates will bear a legend making appropriate reference to the restrictions imposed hereunder and/or any other appropriate or required legends under applicable laws. Any certificates representing shares of Restricted Stock that may be delivered to the Participant by the Corporation prior to vesting shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder.

7. Delivery of Stock Upon Vesting.

(a) Delivery of Stock. Promptly after the vesting of any shares of Restricted Stock pursuant to this Award Agreement or Section 7 of the Plan, the Corporation shall release the number of shares of Restricted Stock which have vested (or such lesser number of shares as may be permitted pursuant to Section 8.5 of the Plan) to the Corporation’s Third Party Administrator for

placement in the Participant’s brokerage account upon payment of the requisite tax withholding requirements pursuant to Section 8 hereof. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Corporation any representations or other documents or assurances as the Corporation may determine to be necessary or reasonably advisable in order to ensure compliance with all Applicable Laws with respect to the grant of the Award and deliver of shares of Common Stock in respect thereof. The shares so delivered shall no longer be restricted shares hereunder.

(b) Power of Attorney. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Corporation and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Corporation hereunder) to the Corporation as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with any such transfer.

8. Effect of Termination of Employment or Services. Subject to earlier vesting as provided in Section 7 of the Plan, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the Participants’ shares of Restricted Stock (and related Restricted Property as defined in Section 9 hereof) shall be forfeited to the Corporation to the extent such shares have not become vested upon the date the Participant’s employment or services terminate (regardless of the reason for such termination, whether with or without cause, voluntarily or involuntarily, or due to death or disability). Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Corporation, without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable). No consideration shall be paid by the Corporation with respect to such transfer. The Corporation my exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Corporation may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Corporation.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan, the Administrator shall make adjustments if appropriate in the number and kind of securities that may become vested under the Award. If any adjustment shall be made under Section 7.1 of the Plan or any event described in Section 7.3 of the Plan shall occur and the shares of Restricted Stock are not fully vested upon such event or prior thereto, the restrictions applicable to such shares of Restricted Stock shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof is such shares of Restricted Stock had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Administrator, in interest-bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator, the earnings on which shall be added to and become a part of the Restricted Property.

10. Tax Withholding. The Corporation (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock.

11. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any such notice shall be delivered in person or shall be enclosed in a property sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

12. Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this

Award Agreement. The Participant acknowledges having read and understand the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of the Award Agreement, provisions of the Plan that confer discretionary authority of the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Award Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interest of the Participant hereunder, but not such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Section Headings. The section heading of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.